SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Conditions

On November 9, 2009, priceline.com announced its financial results for the 3rd quarter ended September 30, 2009.  A copy of priceline.com’s consolidated balance sheet at September 30, 2009, consolidated statement of operations for the three and nine months ended September 30, 2009 and consolidated statement of cash flows for the nine months ended September 30, 2009 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at September 30, 2009, consolidated statement of operations for the three and nine months ended September 30, 2009 and consolidated statement of cash flows for the nine months ended September 30, 2009 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.             Regulation FD Disclosure

On November 9, 2009, priceline.com announced its financial results for the 3rd quarter ended September 30, 2009.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had decreased year-over-year during the 3rd quarter 2009 approximately 7% internationally and approximately 11% domestically.  The company noted that foreign currency exchange rates were a “net favorable” factor during the 3rd quarter 2009 as compared to guidance given by the company in August 2009.  However, the company noted that year-over-year foreign currency exchange rates had a negative impact on the company’s results.

With respect to 4th quarter 2009 guidance, the company announced that it expected consolidated advertising expenses of approximately $94 to $97 million in the 4th quarter 2009 and expected approximately 94% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 4th quarter 2009 would be between $20 and $21 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $40 to $41 million in the 4th quarter 2009.  With respect to 4th quarter 2009, priceline.com stated it estimated that general and administrative expenses would be approximately $23 to $24 million, information technology expenses would be approximately $5.5 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.5 million.  Priceline.com said it expected expenses of approximately $1.9 million in the 4th quarter 2009 primarily associated with foreign exchange hedging expense and net interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately $19 to $22 million in the 4th quarter 2009 comprised of additional income taxes in Europe and alternative minimum tax in the United States.

The company noted that its forecast for the remainder of the 4th quarter 2009 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.48 U.S. dollars per Euro, that the British Pound/U.S. Dollar exchange rate would be 1.66 U.S. Dollars per British Pound and assumed that the year-over-year rate of decline in hotel average daily rates would improve (which would yield average rates for the 4th quarter that appreciate on a Euro and British Pound basis year-over-year by approximately 13% and 5%, respectively).  The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 50.7 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s November 6, 2009 closing stock price of $172 per share.

The company emphasized that its 3rd quarter 2009 year-over-year growth rates were driven in part by “easier comps” that began in the second half of the 3rd quarter 2008 and carried into the 4th quarter of 2008.  The company noted, however that, as it discussed on its 4th quarter 2008 earnings conference call, it saw a marked improvement in its business fundamentals in the beginning of November 2008.  The company emphasized that, as a result of this trend, its annualized “growth rate comparables” would be increasingly more challenging in November and December 2009 than the company had experienced in recent months.  The company explained, that while it was not giving guidance for periods beyond the 4th quarter of 2009, it expected that its growth rates in units sold would resume the pattern of deceleration the company had began to experience before the onset of the worldwide recession.

The company noted that Agoda reported improved gross bookings year-over-year growth in excess of 100% in the 3rd quarter, reflecting weakness in the prior period due to economic conditions and civil unrest in Thailand as well as signs of economic improvement in Asian markets.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                                       Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 9, 2009 relating to, among other things, its 3rd quarter ended September 30, 2009 earnings. The consolidated balance sheet at September 30, 2009 and consolidated statement of operations for the three and nine months ended September 30, 2009 and consolidated statement of cash flows for the nine months ended September 30, 2009 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: Chief Executive Officer

Date:  November 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 9, 2009 relating to, among other things, its 3rd quarter ended September 30, 2009 earnings. The consolidated balance sheet at September 30, 2009 and consolidated statement of operations for the three and nine months ended September 30, 2009 and consolidated statement of cash flows for the nine months ended September 30, 2009 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”